Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Precision Strip, Inc. Retirement Savings Plan
Minster, Ohio
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147226) of our report dated June 26, 2009 relating to the financial statements and supplemental schedule of the Precision Strip, Inc. Retirement Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2008.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
June 26, 2009